UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

VICTORY ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

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VICTORY ENERGY CORPORATION
20341 Irvine Avenue, Suite D-6
Newport Beach, California 92660

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

To the Stockholders of Victory Energy Corporation:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of Victory Energy Corporation (the “Company,” “we” or “us”).  The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On October 5, 2011, stockholders holding 228,401,027 shares, or approximately 60%, of our issued and outstanding $0.001 par value common stock consented in writing to amend and restate the Company’s Articles of Incorporation (the “Certificate of Amendment”), which will do the following: (1) streamline the Articles to provide for the roles of Officers, Directors and Bylaws; (2) effect a 50-to-1 reverse stock split to improve access to investment capital; (3) increase the Company’s resulting authorized stock of 10 million shares to 50 million shares, consisting of 47,500,000 shares of common stock at $0.001 par value and 2,500,000 shares of preferred stock at $0.001 par value; and (4) elect to not be governed by Nevada Revised Statutes 78.411 to 78.444.  This consent was sufficient to approve the Certificate of Amendment under Nevada law.  The attached Information Statement describes the Certificate of Amendment.

This Information Statement is being mailed on or about October 25, 2011 (the “Record Date”).  The Certificate of Amendment will become effective upon filing with the Nevada Secretary of State, which can occur no earlier than twenty (20) calendar days after the filing and dissemination of the Definitive Information Statement.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.
WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

Please read this Notice and Information Statement carefully and in its entirety.  It describes the terms of the actions taken by the stockholders.  Although you will not have an opportunity to vote on the approval of the Certificate of Amendment, this Information Statement contains important information about the Certificate of Amendment.

By Order of the Board of Directors

/s/ Robert J. Miranda
Robert Miranda, Chief Executive Officer

VICTORY ENERGY CORPORATION
20341 Irvine Avenue, Suite D-6
Newport Beach, California 92660
(714) 440-0305

INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of Victory Energy Corporation, a Nevada corporation, to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders, who collectively own 60% of the Company’s outstanding capital stock as of the record date of October 25, 2011 (the “Record Date”).  These actions are being taken without notice, meetings or votes in accordance with the General Corporation Law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320.  This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on October 25, 2011.

On September 26, 2011, the Board of Directors approved, and recommended to the stockholders for approval, that the Articles of Incorporations be amended and restated (the “Certificate of Amendment”) that will do the following: (1) streamline the Articles to provide for the roles of Officers, Directors and Bylaws; (2) effect a 50-to-1 reverse stock split to improve access to investment capital; (3) increase the Company’s resulting authorized stock of 10 million shares to 50 million shares, consisting of 47,500,000 shares of common stock at $0.001 par value and 2,500,000 shares of preferred stock at $0.001 par value; and (4) elect to not be governed by Nevada Revised Statutes 78.411 to 78.444.  The full text of the Certificate of Amendment is attached to this Information Statement as Appendix A.  The effect of the stock split upon existing shareholders of the common stock will be that the total number of shares of common stock held by each shareholder will be automatically converted into a number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the stock split divided by 50, with an adjustment for any fractional shares whereby any such fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

With respect to the planned stock split, the board has determined that it would be in the Company’s best interest to conduct a reverse split of its common stock on a 50:1 basis.  Several potential sources of new capital have suggested that the Company carry out a reverse split in an effort to stabilize the trading market volatility that can occur when share price is in the pennies.  The growth of the company requires ongoing acquisitions of oil and gas assets and therefore access to investment capital.  With this in mind, the board of directors believes that the best course of action is to effectuate a reverse split with the intent of attracting potential new capital sources, reduce the number of outstanding shares of common stock to a level more consistent with other public oil and gas companies, and provide the management of the Company with additional flexibility to facilitate future oil and gas acquisitions thereby providing an opportunity to grow the Company.  While this is the intent, there can be no assurances that the reverse stock split will have these desired benefits.

On October 5, 2011, stockholders holding 228,401,027 shares, or approximately 60%, of our issued and outstanding common stock consented in writing to the Certificate of Amendment.  This consent was sufficient to approve the Certificate of Amendment under Nevada law.

No Vote Required

We are not soliciting consents to approve the Certificate of Amendment.  Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

No Dissenter’s Rights

Stockholders have no appraisal or dissenter’s rights with respect to any of the actions in this information statement.

Interests of Certain Parties in the Matters to be Acted Upon

None of the directors or executive officers of the Company has any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held as of the Record Date by them.

Householding of Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address.  If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder.  Requests by phone should be directed to our Chief Executive Officer at (714) 480-0305, and requests in writing should be sent to Victory Energy Corporation, Attention Chief Executive Officer, 20341 Irvine Avenue, Suite D-6, Newport Beach, California 92660.

Amended and Restated Articles of Incorporation

The Amended and Restated Articles of Incorporation make four (4) major changes that do the following: (1) streamline the Articles to provide for the roles of Officers, Directors and Bylaws; (2) effect a 50-to-1 reverse stock split; (3) increase the Company’s resulting authorized stock of 10 million shares to 50 million shares, consisting of 47,500,000 shares of common stock at $0.001 par value and 2,500,000 shares of preferred stock at $0.001 par value; and (4) elect to not be governed by Nevada Revised Statutes 78.411 to 78.444.

The full text of the Amended and Restated Articles of Incorporation are attached to this Information Statement as Appendix A.

Potential Impact of the Reverse Stock Split

Change in Market Capitalization.  Theoretically, the overall value of the Company will not change as a result of the reverse stock split so that reducing the number of shares outstanding by a factor of 50 would increase the per share price by a value of 50.  However, there is no mathematical certainty as to the increase in the price per share that might be expected as result of the reverse stock split, and there can be no assurance that the per share price will increase proportionately to the reverse stock split or even increase at all.  If the per share price increases by a factor less than the 50-to-1 reverse stock split, then the overall market capitalization of the Company will be reduced.  If this were to occur, then the overall value of each shareholder’s stock would decrease.  Notwithstanding this, the Company believes that the benefits of the reverse stock split discussed above outweigh the risk of a change in market capitalization, such that the action will be in the best interest of the Company.

Potential Volatility.  The reverse stock split will reduce our outstanding Common Stock to approximately 8 million shares of Common Stock. This change in number of shares could result in decreased liquidity in the trading market and potential mismatches between supply and demand in the market for the Common Stock at any given time, which could result in changes in the trading price unrelated to the activities or prospects of the Company.

Procedure for Exchange of Stock Certificates

The Company anticipates that the reverse stock split will become effective on November 21, 2011 which is approximately twenty (20) calendar days after this Information Statement is first mailed to our stockholders, or as soon thereafter as is practicable, which we will refer to as the Effective Date.  Upon the Effective Date, the Company intends to issue a press release and file a current report on Form 8-K to notify our stockholders and the public at large of the corporate action.

Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.  The Company will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-reverse split shares will be asked to surrender to the Company certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in a letter of transmittal to be provided to each stockholder following the Record Date. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Election to Not Be Governed by Certain Provisions of the Nevada Revised Statutes

The Nevada Revised Statutes (NRS) allow a corporation to elect in its articles of incorporation not to be governed by NRS 78.411 to 78.444, which set forth restrictions regarding combinations with interested stockholders.  The Company believes that it will be in the best interest of the shareholders to not restrict the transactions in which the company may engage.

Additional Information

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.  Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

/s/ Robert J. Miranda
Robert Miranda, Chief Executive Officer

Appendix A
AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

VICTORY ENERGY CORPORATION

ARTICLE I

NAME

The name of this Corporation is Victory Energy Corporation.

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE III

DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of at least threeand no more than ten Directors,which may be changed from time to time in the manner proscribed in the Company’s Bylaws.

Directors shall be elected at each annual meeting of the Shareholders, or by written consent of the Shareholders, to hold office until the next annual meeting ofShareholders.  Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor had been elected and qualified.

Directors may be removed at any time,with or without cause, in the manner provided by the laws of the State of Nevada, or by a majority vote of the Shareholders at a special meeting of Shareholders called for that purpose.

ARTICLE IV

OFFICERS

The Company shall have a president, a secretary and a treasurer, or the equivalent thereof, and it may also have one or more vice presidents, assistant secretaries and assistant treasurers, and such other Officers as may be deemed necessary.  All Officers must be natural persons and shall be selected by the Board of Directors in the manner and for the term proscribed in the Company’s Bylaws.

ARTICLE V

STOCK

The Company’s authorized 500,000,000 shares of stock, consisting of 490,000,000 shares of common stock at $0.001 par value and 10,000,000 shares of preferred stock at $0.001 par value, as well as all issued and outstanding common stock and preferred stock, is reversed split 50-to-1.  The Company’s resulting authorized stock of 10 million shares is increased to 50 million shares of stock, consisting of 47,500,000 shares of common stock at $0.001 par value and 2,500,000 shares of preferred stock at $0.001 par value.

The Board of Directors shall have the authority to determine the classes and series of any common stock or preferred stock issued by the Company and the right and preferences pertaining thereto.

The vote by which the Shareholders holding shares in the Company entitling them to exercise at least a majority of the voting power, or such greater proportion ofthe voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the Article of Incorporation have voted in favor of the amendment is 60%.

ARTICLE VI

BYLAWS

The Board of Directors shall have the authority to adopt, amend or repeal any bylaws of the Company that it deems appropriate for the management of the Company, so long as such Bylaws are not in conflict with these Amended and Restated Articles of Incorporation or the laws of the State of Nevada.

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ARTICLE VII

EXCLUDED STATUTES

Nevada Revised Statutes 78.411 to 78.444 shall not apply to the Company.

/s/ Robert J. Miranda _________________________________ Robert Miranda, Chief Executive Officer

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